Microsoft Word 11.0.6359;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 28, 2005


                          AMERICAN PALLET LEASING, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      000-29519                  33-0889194
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)


           425 Second Street, S.E. Suite 600, Cedar Rapids, Iowa 52401 (Address, including Zip Code, of Principal Executive Offices)


       Registrant's telephone number, including area code: (864) 936-7000

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On April 28, 2005, American Pallet Leasing, Inc. ("we" or the "Company"), entered into a Private Equity Credit Agreement with Brittany Capital Management Limited ("Brittany"). Pursuant to the Private Equity Credit Agreement, the Company may, at its discretion, periodically sell to Brittany Capital Management Limited shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Private Equity Credit Agreement, Brittany Capital Management Limited will pay the Company 93 % of the three lowest closing bid prices during the valuation period of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 10 trading days immediately following the notice date. Brittany's obligation to purchase shares of the Company's common stock under the Private Equity Credit Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Private Equity Credit Agreement and, among other things, is limited to purchases that will not result in Brittany's owning more than 4.99% of the Company's outstanding common stock.

      Brittany Capital Management Limited also entered into a note whereby Brittany loaned the Company $250,000. The note carries a rate of interest of 8% per annum, is secured by the pledge of 600,000 shares of our common stock owned by our president and CEO, and is due on September 27, 2005. Under the terms of the note, at least 50% of the sales of common stock under the Private Equity Credit Agreement with Brittany must be used to retire the note while the note is outstanding. The terms of the Private Equity Credit Agreement also prevent us from entering into a similar financing arrangement with any third-party for the term of the Private Equity Credit Agreement, which is three years. We are also obliged to sell to Brittany at least $1 million of our common stock under the Private Equity Credit Agreement.


ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      On April 28, 2005, the Company entered into a Securities Purchase Agreement with Brittany Capital Management Limited. Pursuant to the Securities Purchase Agreement, the Company issued a secured convertible promissory note to Brittany Capital Management Limited in the original principal amount of $250,000. The note is convertible at the holder's option for all or a portion of the principal amount of the note plus accrued interest into shares of Common Stock at a conversion price for each share of Common Stock equal to the Current Market Price multiplied by eighty percent (85%). "Current Market Price" means the average of the three (3) lowest closing bid prices for the Common Stock as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market, for the ten (10) trading days ending on the trading day immediately before the relevant conversion date. The note is secured by the pledge of 600,000 shares of our common stock owned by our president and CEO. The note is due on September 27, 2005 and accrues interest at a rate of 8% per year. In addition, we granted Brittany a warrant to acquire 115,385 shares of Common Stock. We also granted certain registration rights to Brittany in connection with the shares into which the note may be converted as well as in respect of shares that may be issued in respect of the warrants.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Not applicable

(b)   Not applicable

(c)   Exhibit No. Description

EXHIBIT           DESCRIPTION                                                      LOCATION
-------           -----------                                                      --------
Exhibit 99.1      Private Equity Credit  Agreement  dated as of April 27,          Provided herewith
                  2005 between   the Brittany Capital Management Limited

Exhibit 99.2      Registration  Rights  Agreement  dated as of April  27,          Provided herewith
                  2005   between  the  Company   and   Brittany   Capital
                  Management Limited

Exhibit 99.3      Common  Stock  Purchase  Warrant  dated as of April 27,          Provided herewith
                  2005

Exhibit 99.4      Securities  Purchase  Agreement  dated as of April  27,          Provided herewith
                  2005   between  the  Company   and   Brittany   Capital
                  Management Limited

Exhibit 99.5      Stock Pledge Agreement dated as of April 27, 2005                Provided herewith

Exhibit 99.6      Limited Recourse Guarantee dated as of April 27, 2005            Provided herewith

Exhibit 99.7      Registration  Rights  Agreement  dated as of April  27,          Provided herewith
                  2005   between  the  Company   and   Brittany   Capital
                  Management Limited

Exhibit 99.8      Secured  Convertible  Promissory Note Due September 27,          Provided herewith
                  2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2005                             AMERICAN PALLET LEASING, INC.


                                              By:   /s/ Timothy Bumgarner
                                              ----------------------------------
                                              Name:  Timothy Bumgarner
                                              Title: President & CEO